SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of report (Date of earliest event reported): April 24, 2000


                           ALPHA INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Charter)


       Delaware                      1-5560                 04-2302115
 (State or Other Jurisdiction      (Commission           (I.R.S. Employer
 of Incorporation)                 File Number)          Identification No.)


    20 Sylvan Road, Woburn, MA                                  01801
 (Address of Principal Executive Offices)                     (Zip Code)


 Registrant's telephone number, including area code:  (781) 935-5150





 Item 2.    Acquisition or Disposition of Assets.

      On April 24, 2000, Alpha Industries, Inc., a Delaware corporation ("Alpha"), completed its acquisition of privately-held Network Device, Inc., a California corporation, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated February 10, 2000 with NDI, which sets forth the terms and conditions of the merger of a wholly owned subsidiary of Alpha with and into NDI (the "Merger") whereby which NDI became a wholly owned subsidiary of Alpha. Immediately thereafter, NDI was merged with and into Alpha. Upon closing of this acquisition, approximately 2.67 million shares of common stock of Alpha, $0.25 par value per share, were exchanged for all outstanding shares and options of NDI, and approximately 185,000 shares of common stock of Alpha have been reserved for conversion of NDI stock options into options of Alpha. The acquisition is being accounted for as a pooling of interests. A copy of the Merger Agreement is included herein as Exhibit 2.1. The Merger Agreement is incorporated by reference into this Item 2 and the foregoing description of such document is qualified in its entirety by reference to such Exhibit.

 Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

 (a)  Financial Statements of Businesses Acquired.

      (1) This acquisition does not meet the threshold for financial statements of the businesses acquired pursuant to Regulation S-X.

 (b)  Pro Forma Financial Information.

      (1) This acquisition does not meet the threshold for pro forma financial information pursuant to Regulation S-X.

 (c)  Exhibits.

 Exhibit
 Number         Description
 --------       -----------

 2.1 Agreement and Plan of Merger, dated as of February 10, 2000, by and among Alpha Industries, Inc., Aries Acquisition Corporation and Network Device Inc.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ALPHA INDUSTRIES, INC.


 Date:    May 8, 2000                      By: /s/ David J. Aldrich
                                               ---------------------------
                                               David J. Aldrich
                                               President and Chief Operating
                                                 Officer



                               EXHIBIT INDEX

 Exhibit
 Number         Description
 -------        -----------

 2.1 Agreement and Plan of Merger, dated as of February 10, 2000, by and among Alpha Industries, Inc., Aries Acquisition Corporation and Network Device Inc.